UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 7, 2017

BCB BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-50275	26-0065262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104-110 Avenue C, Bayonne, NJ	07002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(201) 823-0700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01 Other Events

On June 7, 2017, BCB Bancorp, Inc. ("BCB"), entered into an Agreement and Plan of Reorganization (the "Agreement") with IA Bancorp, Inc. ("IAB"), providing for, among other things, the merger of IAB with and into BCB (the "Merger"), with BCB as the surviving entity. The Agreement also provides for the merger of Indus-American Bank, a New Jersey chartered bank and wholly owned subsidiary of IAB, with and into BCB Community Bank, a New Jersey chartered bank and wholly owned subsidiary of BCB, with BCB Community Bank as the surviving entity. The Agreement has been unanimously approved by the boards of directors of each of BCB and IAB.

Subject to the terms and conditions of the Agreement, at the effective time of the Merger (the "Effective Time"), IAB shareholders will have the right to receive, for each share of IAB common stock, either (i) 0.189 of a share of BCB common stock, or (ii) $3.05 in cash, at the election of such holder, subject to adjustment if IAB's tangible common equity falls below a certain level. All such elections are subject to adjustment on a pro rata basis, so that approximately 20% of the aggregate consideration paid to IAB shareholders will be cash and approximately 80% will be BCB common stock. In addition, BCB is issuing two series of preferred stock in exchange for two outstanding series of IAB preferred stock. The two series of BCB preferred stock will have terms substantially similar to the terms of the two series of IAB preferred stock.

At the Effective Time, each option granted by IAB to purchase shares of IAB common stock under IAB's equity plan that is unexpired, unexercised and outstanding, whether vested or unvested, will be canceled and converted into the right to receive a cash payment equal to the difference, if positive, between $3.05 and the exercise price of the option.

The Agreement contains customary representations and warranties from both BCB and IAB, and each party has agreed to customary covenants including, among others, covenants relating to (1) the conduct of IAB's business during the interim period between the execution of the Agreement and the consummation of the Merger, (2) each party's obligations to facilitate IAB's shareholders' consideration of, and voting upon, the Agreement and the Merger, (3) the recommendation by the IAB board of directors in favor of approval of the Agreement and the Merger by IAB's shareholders, (4) IAB's obligation to submit the Agreement to its shareholders for approval at a meeting of shareholders held for that purpose, and (5) IAB's non-solicitation obligations relating to alternative business combination transactions.

The completion of the Merger is subject to customary closing conditions, including (1) approval of the Agreement by IAB's shareholders, (2) receipt of required regulatory approvals without the imposition of a condition that would have or be reasonably likely to have a burdensome effect on BCB, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the listing on the NASDAQ Global Select Market of BCB common stock to be issued in the Merger, and (5) the effectiveness of the registration statement for BCB common stock to be issued in the Merger. Each party's obligation to complete the Merger is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the Agreement, and (c) receipt by such party of an opinion from counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended. In addition, BCB's obligation to complete the Merger is subject to IAB maintaining certain asset quality metrics and meeting certain regulatory capital levels.

The Agreement contains certain termination rights for both BCB and IAB and further provides that a termination fee of $800,000 will be payable by IAB to BCB upon termination of the Agreement under certain specified circumstances.

The foregoing description of the Merger and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about BCB, IAB or their respective subsidiaries and affiliates. The representations, warranties and covenants of each party set forth in the Agreement were made only for purposes of the Agreement and as of specific dates, and were and are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them or any descriptions of them as statements of facts or conditions of BCB, IAB or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding BCB or IAB, their respective affiliates or their respective businesses. The Agreement should not be read alone, but should instead be read in conjunction with the other information regarding BCB, IAB, their respective affiliates or their respective businesses, the Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of IAB and a prospectus of BCB, as well as in the Forms 10-K, Forms 10-Q and other filings that BCB makes with the Securities and Exchange Commission (the "SEC").

In addition to and concurrently with execution of the Agreement, each of the directors of IAB in their capacity as shareholders of IAB entered into voting agreements with BCB and IAB, under which the directors agreed to vote their shares of common stock of IAB in favor of the Agreement and the Merger at the special meeting of IAB's shareholders at which these matters are to be considered. Under the voting agreements, the directors have also agreed (1) with certain exceptions, not to transfer any their shares of common stock of IAB until satisfaction of certain conditions, and (2) not to solicit the customers or employees of BCB or IAB for one year following consummation of the Merger.

Forward-Looking Statement Disclaimer

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

In addition to factors previously disclosed in BCB's reports filed with the SEC and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by IAB shareholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the IAB business or fully realizing cost savings and other benefits of the merger; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BCB products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed merger, BCB will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of IAB and a prospectus of BCB, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF IAB ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY BCB, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the proxy statement/prospectus, as well as other filings containing information about BCB, may be obtained at the SEC's Internet site (http://www.sec.gov), when they are filed by BCB. You will also be able to obtain these documents, when they are filed, free of charge, from BCB at www.bcbcommunitybank.com under the heading "Investor Relations" and then under "SEC Filings." Copies of the proxy statement/prospectus can also be obtained, when it becomes available, free of charge, by directing a request to BCB Community Bank, 595 Avenue C, Bayonne, NJ 07002, Attention: Thomas Keating, Telephone: 201.823.0700 or to Indus-American Bank, 1630 Oak Tree Road, Edison, NJ 08820, Attention: James Atieh, President and CEO, Telephone: 732-603-8200.

IAB and Indus-American Bank and their directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning all of the participants in the solicitation will be included in the proxy statement/prospectus relating to the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization by and between BCB Bancorp, Inc. and IA Bancorp, Inc., dated as of June 7, 2017*

99.1	Press release dated June 7, 2017

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.
(Registrant)

Date:	June 21, 2017	/s/ Thomas P. Keating
Name: Thomas P. Keating Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS FILED HEREWITH

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Reorganization by and between BCB Bancorp, Inc. and IA Bancorp, Inc., dated as of June 7, 2017*

99.1	Press release dated June 7, 2017

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K